FIRST AMENDMENT TO

EQUITY PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO EQUITY PURCHASE AGREEMENT (this “Amendment”) is made as of this 31st day of October, 2011 by and among Heilongjiang Feihe Dairy Co., Limited (“Feihe”), Jinyan Ma (“Ma,” and together with Feihe, the “Sellers”), and Haerbin City Ruixinda Investment Company Ltd. (“Purchaser”).  Capitalized terms not defined herein have the meanings ascribed to them in that certain Equity Purchase Agreement dated as of August 1, 2011 (the “Original Effective Date”) by and among the Sellers and Purchaser (the “Equity Purchase Agreement”).

RECITALS

WHEREAS, Section 10.4 of the Equity Purchase Agreement provides that the Equity Purchase Agreement may be amended, supplemented or changed, and any provision thereof can be waived, by a writing signed on behalf of each of the parties thereto; and

WHEREAS, the parties hereto desire to revise, effective as of the Original Effective Date, certain rights and obligations granted in the Equity Purchase Agreement;

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual representations, warranties, promises and agreements herein made, and for other good and valuable consideration the receipt and sufficiency of which the parties hereto hereby acknowledge, and intending to be legally bound, the parties hereto do hereby agree as follows:

1. Section 6.2(f) of the Equity Purchase Agreement is hereby amended and restated in its entirety as follows:

 (f)           the Companies shall not transfer, issue, sell or dispose of any shares of capital stock or other securities of the Companies until the later of (i) the expiration of the 18-month period following the Closing Date, or (ii) the fulfillment of the Purchaser’s and Companies’ payment obligations under the Equity Purchase Agreement and Raw Milk Exclusive Supply Agreement.

2. Sections 6.4, 6.5 and 6.6 are hereby deleted in their entirety, with retroactive effect as of the Original Effective Date.

3. This Amendment shall be governed by and construed in accordance with the Laws of the PRC.

4. This Amendment, together with the Equity Purchase Agreement and the documents and instruments and other agreements specifically referred to therein or delivered pursuant thereto, constitute the entire agreement among the parties with respect to the subject matter hereof or thereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof or thereof.

5. Except as specifically modified herein, the Equity Purchase Agreement remains in full force and effect.

6. This Amendment shall come into effect and be binding on the parties hereto upon execution of this Amendment by all the parties hereto.

7. This Amendment is written and executed in Chinese and English.  This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.  Execution and delivery of this Amendment by facsimile or other electronic transmission in PDF format shall constitute due execution and delivery for all purposes.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of October 31, 2011.

Purchaser:

Haerbin City Ruixinda Investment Company Ltd.

By:   /s/

Name:

Title:

Sellers:

Heilongjiang Feihe Dairy Co., Limited

By:   /s/

Name:

Title:

Jinyan Ma

  /s/